EXHIBIT 3.3

                             CERTIFICATE OF FORMATION

                                       OF

                                CRIIMI NEWCO, LLC


     This Certificate of Formation of CRIIMI Newco, LLC (the "LLC"), dated as of January 10, 2003, has been duly executed and is being filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is CRIIMI Newco, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, 9 E. Loockerman Street, Dover, Kent County, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware National Registered Agents, 9 E. Loockerman Street, Dover, Kent County, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                     /s/James G. Leyden, Jr.
                                     -----------------------------
                                     Name: James G. Leyden, Jr.
                                     Authorized Person